UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

 CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Clearwater Paper Corporation (the “Company”) elected Michael J. Murphy as the Company’s Senior Vice President, Finance and Chief Financial Officer and designated him as the Company’s principal financial officer, effective April 13, 2020.  Mr. Murphy replaces Robert G. Hrivnak in that capacity.  Mr. Hrivnak’s departure is effective April 10, 2020.

The Company and Mr. Murphy entered into an employment offer letter providing for, among other things, an annual base salary of $470,000 per year.  Mr. Murphy will receive a competitive inducement award of restricted stock units (“RSUs”) with an approximate value of $350,000, which will fully vest on April 13, 2023 subject to his continued employment with the Company (with pro rata vesting upon disability or death and full vesting upon an involuntary termination of employment without cause or a voluntary termination for “good reason” within two years after a change of control).  His 2020 target cash bonus under the Company’s annual incentive award plan will be 65% of his base salary.  He will be eligible to receive annual long-term incentive awards for 2020 with a target value of $470,000, in accordance with the Company's long-term incentive program (as described in the Company's most recent definitive proxy statement) in the form of 70% performance shares with three-year cliff vesting and 30% time-vested RSU’s with three-year ratable vesting.

Mr. Murphy will participate in the Company’s existing Executive Severance Plan and Change of Control Plan for executive employees (as described in the Company’s most recent proxy statement).

Mr. Murphy, age 47, is a certified public accountant with twenty-five years of finance and executive experience.  From January 2020 to April 2020, Mr. Murphy worked as an independent consultant for the Company assisting in long term strategic planning.  Prior to joining Clearwater Paper, Mr. Murphy was the Chief Financial Officer of NxEdge, Inc., a parts manufacturer for the semiconductor and display industries, a position he held from April 2019 to November 2019.  He served KapStone Paper and Packaging Corporation, a publicly traded company, as Vice President Strategy and Strategic Initiatives from January 2016 to November 2018, and Vice President Finance from October 2014 to January 2016.  He served as Treasurer and Vice President of Boise Inc., a paper and packaging publicly traded company, from 2012 to 2014.  From 1997 to 2012, Mr. Murphy was with J.P. Morgan Securities LLC including as an Executive Director in his final position.  Mr. Murphy received Bachelor of Science degrees in Chemical Engineering and Biomedical Engineering from Northwestern University and an MBA from the University of Chicago’s Booth School of Business.

There are no arrangements or understandings between Mr. Murphy and any person other than the Company pursuant to which he was appointed as Senior Vice President, Finance and Chief Financial Officer. There is no family relationship between Mr. Murphy and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Murphy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Murphy is furnished with this report as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

99.1	Press release issued by Clearwater Paper Corporation, dated April 9, 2020
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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